Exhibit 99.1

Cross Country Healthcare Acquires Assets of Allied Healthcare Business

BOCA RATON, Fla.--(BUSINESS WIRE)--December 2, 2013--Cross Country Healthcare, Inc. (NASDAQ:CCRN), a leading provider of healthcare staffing solutions, announced today that it has acquired the operating assets of On Assignment, Inc.’s Allied Healthcare staffing division for an aggregate purchase price of $28.7 million, subject to immaterial post-closing adjustments. Excluded from the transaction were the accounts receivable, accounts payable and accrued compensation of the business being acquired. Cross Country utilized a combination of approximately $24.5 million cash on hand and $4.5 million borrowings under its credit facility to fund the asset acquisition and related costs. Subsequent to the transaction, Cross Country has approximately $21 million of remaining availability on its revolver loan. Based on unaudited financial statements, the acquired Allied Healthcare business generated $39.5 million in 2012 revenues and is projected to generate approximately $41 million of revenues for all of 2013. The acquisition is expected to be accretive to Cross Country’s 2014 earnings by approximately $0.04 per diluted share.

“The acquisition of On Assignment’s Allied Healthcare staffing division expands our local market presence and customer base, giving us the ability to leverage current and new client relationships, and it greatly expands our national footprint,” said William J. Grubbs, CEO and President of Cross Country Healthcare, Inc. “This acquisition fits with our stated strategy and is a perfect complement to our existing lines of business, both from a geographic and staffing specialty perspective.”

The Allied Healthcare business has 84 branch-based employees and makes placements in more than 125 specialties from 23 branch offices. Key managers from the business will continue to lead the growth of the acquired business.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a leader in healthcare staffing with a primary focus on providing nurse, allied and physician (locum tenens) staffing services and workforce solutions to the healthcare market. The Company believes it is one of the top two providers of nurse and allied staffing services, one of the top four providers of temporary physician staffing services, and one of the top four providers of retained physician and healthcare executive search services. The Company also is a leading provider of education and training programs specifically for the healthcare marketplace. On a company-wide basis, Cross Country Healthcare has approximately 4,000 contracts with hospitals and healthcare facilities, and other healthcare organizations to provide our staffing services and workforce solutions. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will" and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

CONTACT:
Cross Country Healthcare, Inc.
Chief Financial Officer
Emil Hensel, 561-237-2020
ehensel@crosscountry.com